HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	January 31, 2007	October 31, 2006	January 31, 2006

Net revenue	$25,082	$24,555	$22,659

Costs and expenses(a):
Cost of sales	19,136	18,593	17,392
Research and development	877	870	871
Selling, general and administrative	2,908	2,886	2,692
Amortization of purchased intangible assets	201	153	147
In-process research and development charges	167	--	50
Restructuring	(41)	152	15
Pension curtailment	(9)	--	--

Total costs and expenses	23,239	22,654	21,167

Earnings from operations	1,843	1,901	1,492

Interest and other, net	111	190	38
Gains (losses) on investments	10	14	(2)

Earnings before taxes	1,964	2,105	1,528

Provision for taxes(b)	417	408	301

Net earnings	$1,547	$1,697	$1,227

Net earnings per share:
Basic	$0.57	$0.62	$0.43
Diluted	$0.55	$0.60	$0.42

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,705	2,730	2,822
Diluted	2,801	2,816	2,893

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:

Cost of sales	$45	$37	$39
Research and development	19	20	18
Selling, general and administrative	99	84	87

Total costs and expenses	$163	$141	$144

(b) Tax benefit from stock-based compensation	$(44)	$(40)	$(43)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	January 31, 2007	October 31, 2006
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$10,057	$16,400
Short-term investments	306	22
Accounts receivable	10,403	10,873
Financing receivable	2,511	2,440
Inventory	8,380	7,750
Other current assets	10,862	10,779

Total current assets	42,519	48,264

Property, plant and equipment	7,045	6,863

Long-term financing receivables and other assets	7,392	6,649

Goodwill and purchased intangible assets	24,358	20,205

Total assets	$81,314	$81,981

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,337	$2,705
Accounts payable	11,360	12,102
Employee compensation and benefits	2,120	3,148
Taxes on earnings	1,673	1,905
Deferred revenue	4,750	4,309
Accrued restructuring	324	547
Other accrued liabilities	11,480	11,134

Total current liabilities	35,044	35,850

Long-term debt	2,438	2,490
Other liabilities	5,789	5,497

Stockholders’ equity	38,043	38,144

Total liabilities and stockholders’ equity	$81,314	$81,981

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2007	October 31, 2006(a)	January 31, (2006)(a)

Net revenue:

Enterprise Storage and Servers	$4,453	$4,670	$4,240
HP Services	3,948	4,080	3,757
HP Software	550	349	304

Technology Solutions Group	8,951	9,099	8,301

Personal Systems Group	8,719	7,823	7,449
Imaging and Printing Group	6,999	7,283	6,545
HP Financial Services	547	545	496
Corporate Investments	157	160	129

Total Segments	25,373	24,910	22,920
Eliminations of intersegment net revenue and other	(291)	(355)	(261)

Total HP Consolidated	$25,082	$24,555	$22,659

Earnings from operations:
Enterprise Storage and Servers	$416	$502	$326
HP Services	414	505	293
HP Software	47	60	9

Technology Solutions Group	877	1,067	628

Personal Systems Group	414	336	293
Imaging and Printing Group	1,073	1,080	973
HP Financial Services	32	35	38
Corporate Investments	(29)	(36)	(33)

Total Segments	2,367	2,482	1,899

Corporate and unallocated costs and eliminations	(66)	(156)	(72)
Unallocated costs related to stock-based compensation expense	(140)	(120)	(123)
Amortization of purchased intangible assets	(201)	(153)	(147)
In-process research and development charges	(167)	--	(50)
Restructuring	41	(152)	(15)
Pension curtailment	9	--	--
Interest and other, net	111	190	38
Gains (losses) on investments	10	14	(2)

Total HP Consolidated Earnings Before Taxes	$1,964	$2,105	$1,528

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.